Exhibit 99.1

Charah Solutions, Inc. Announces Third Quarter 2022 Results, Leadership Changes,

Sale of $30 Million of Series B Preferred Stock and a Reverse Stock Split

Louisville, KY – November 14, 2022 – Charah Solutions, Inc. (NYSE: CHRA), a leading provider of environmental services and byproduct recycling to the power generation industry, today announced financial results for the third quarter of 2022, leadership changes, the sale of Series B Preferred Stock and a one-for-ten reverse stock split of its common stock.

“With our newly fortified balance sheet, strengthened leadership and expected growth in demand for our ESG solutions, Charah Solutions is positioned to grow,” said Jonathan Batarseh, incoming President and Chief Executive Officer of Charah Solutions. “Every day, Charah Solutions improves our communities through producing sustainable environment solutions for our customers by remediating environmental risks and recycling what was previously considered unusable. These innovative solutions have and will continue to create tailwinds for our business. From mid-August through mid-November, we secured $42 million in new contract awards from new and existing customers.

“As we build upon our heritage as an industry leader, Charah Solutions will focus on three tenets. First, we will continue to prioritize the safety and well-being of our team. Second, we will continue to grow through our commitment to providing our customers with environmentally responsible, innovative and customized solutions. Finally, we will improve our profitability through both increased commercial rigor and risk assessment for new work and improving our project management oversight tools and processes. Also, as announced, during the third quarter, we completed and entered the final demobilization stage of three multi-year legacy projects. Regarding our long-term beneficial use projects that have been hindered by supply chain and logistics issues, we paused work on one of them until we reach a resolution with the customer; however, unfavorable gross profit impacts are expected to continue into the fourth quarter. Overall, we are committed to continual improvements that drive sustainable growth and improved financial performance,” concluded Mr. Batarseh.

Highlights for the Third Quarter Financial Results for the Three Months ended September 30, 2022

•
Revenue was $81.5 million, consisting primarily of construction contracts of $40.4 million, byproduct services of $30.1 million and raw materials sales of $11.0 million. This compared to $84.2 million in the third quarter 2021, reflecting decreases in construction contracts year-over-year, and to $77.1 million in the second quarter 2022, reflecting increases in construction contracts and byproduct services quarter-over-quarter.

•
Gross profit of $2.9 million reflects expenses related to supply chain and logistics issues that impacted two long-term beneficial use projects and additional costs incurred to complete and demobilize certain construction projects. This compares to $9.4 million for third quarter 2021 and $2.7 million for second quarter 2022.

•
Other operating expense from ERT services of $5.8 million reflects the operating expenses related to the early phases of newer ERT projects. This compares to $0.8 million for third quarter 2021 and $2.6 million for second quarter 2022.

•	Net loss attributable to Charah Solutions, Inc. was $13.4 million, compared to $1.7 million for third quarter 2021 and $9.6 million for second quarter 2022.

•	Adjusted EBITDA(1) was negative $0.6 million, compared to positive Adjusted EBITDA of $10.4 million for third quarter 2021.

(1) This is a non-GAAP financial measure; see below for an explanation and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Cash & Liquidity

As of September 30, 2022, the Company had $7.7 million of cash on hand, and total liquidity, including availability under the asset-based credit and term loan agreements, was $14.4 million. On November 14, 2022, Charah Solutions entered a private placement with an investment fund affiliated with Bernhard Capital Partners to sell 30,000 shares of a new series of convertible Series B Preferred Stock, par value $0.01 per share, with an initial aggregate liquidation preference of $30.0 million, net of a 4% Original Issue Discount of $1.2 million, for net proceeds of $28.8 million for liquidity and general corporate purposes (the “Preferred Stock Investment”). In conjunction with the Preferred Stock Investment, the Company entered into a binding agreement to convert the outstanding balance of $20.0 million, the commitment fee of $1.0 million and all applicable accrued interest under its term loan agreement into an entity that owns 100% of the Gibbons Creek land and Cheswick land only (the “Debt Conversion Investment”). Together with the remaining availability under the asset-based credit agreement, these transactions will strengthen the Company’s balance sheet and provide additional resources to achieve the long-term working capital needs of the Company.

2022 Guidance

The newly established Charah Solutions management team is assessing all aspects of the company including on-going projects and future opportunities.  Therefore, Charah Solutions will suspend guidance and revisit guidance in the future.

Reverse Stock Split

The Board approved a one-for-ten reverse stock split on November 14, 2022, subject to shareholder approval, amongst other required notifications and approvals. Correspondingly, the initial trading price of CHRA common stock is expected to proportionately increase immediately following the reverse stock split. However, other factors may adversely affect the price of the common stock and there can be no assurance that the reverse stock split will increase the trading price of the Company’s common stock.

Strengthened Leadership

The Board named Jonathan Batarseh as President, CEO and Director, replacing Scott Sewell, whom the company thanks for his service and leadership as Charah Solutions expanded its ESG and services offerings. Former corporate controller Joe Skidmore has been promoted to CFO and Treasurer. Additionally, the Board appointed Robert (Bob) Decensi as executive Chair and L. W. (Bill) Varner, Jr. as Director. All changes are effective at the close of business on November 14, 2022.

Robert (Bob) Decensi Biography

Bob Decensi was recently the CEO and Board member of BHI Energy, a utility service company that provides engineering, construction, and maintenance to the power generation and power delivery markets. Driven by his vision, BHI Energy grew from a single service offering platform to an industry leading integrated platform capable of servicing every asset owned by a utility from the point of generation through the entire power delivery life cycle. During Mr. Decensi’s tenure as BHI Energy’s CEO, he directed the company through nine mergers and acquisitions and five successful transactions. As of 2022, BHI Energy recorded over $1.2B in annual revenue and operated across North America with more than 8000 employees. Prior to joining BHI Energy, Mr. Decensi spent 18 years in the utility power generation and power delivery business filling positions in both middle and senior level management. He has worked for several of the largest U.S. blue-chip utilities, including Northeast Utilities, Dominion Energy, Connecticut Light & Power, and Entergy. During his utility tenure, he was part of two major power plant recovery efforts with Northeast Utilities and Entergy. Mr. Decensi served on the Board of Directors for NEI (Nuclear Energy Institute) and has served in several capacities supporting the Institute of Nuclear Power Operations (INPO). He is a graduate of Millersville University of Pennsylvania and attended the University of New Haven Executive MBA Program.

Jonathan Batarseh Biography

Jonathan Batarseh is a licensed Certified Public Accountant with more than 25 years of corporate finance and operations  experience in the engineering and construction industries. He joined Charah Solutions in October 2022 as the CFO. Prior to Charah Solutions, Mr. Batarseh was the CFO at Brown & Root Industrial Services, where he led strategic planning, acquisitions, and optimizing operational effectiveness in addition overseeing all financial management and reporting, treasury, and information technology. Prior, Mr. Batarseh served as Vice President, Tax at KBR and in senior financial leadership roles in various industrial service companies including The Shaw Group and Atkins. He began his career with 10 years at KPMG serving clients in the manufacturing and industrial sectors. Mr. Batarseh received his Bachelor of Science degree in accounting from Louisiana State University and is a member of the Society of Louisiana CPAs.

L. W. (Bill) Varner, Jr. Biography

Bill Varner was most recently the CEO and Board member of Select Interior Concepts, a premier installer and nationwide distributor of interior products, leading the company from June 2020 to October 2021 where he increased share value 600% and successfully took the public company private with a divestiture to Sun Capital Partners. Previously, he was CEO of United Subcontractors, Inc. (USI), the third largest insulation services provider in the United States, from July 2012 to May 2018. During his tenure, he led a transformation of the business through organic growth and strategic M&A that resulted in USI achieving double digit EBITDA margins and an eventual sale of the business, creating significant value for shareholders. From 2004 to 2012, Mr. Varner served as President and CEO of Aquilex Corporation, a leading provider of specialty services to the energy sector. Under his leadership, the company grew revenues by fivefold and achieved record earnings. Prior to joining Aquilex in 2004, Mr. Varner served as President for several global businesses in various equipment/component manufacturing and service industries, orchestrating their growth in new markets through expansion of service and product offerings. He is a graduate of The Citadel in Charleston, South Carolina, and has served on various philanthropic, industry, and community boards. Currently, Mr. Varner serves on the board of directors for Acousti Engineering, Strada Services, and Outdoor Living Supply. He previously served on the boards of Bartlett Holdings, Aquilex, USI, Select Interior Concepts, and The Identity Group.

Joe Skidmore Biography

Joe Skidmore joined Charah Solutions in 2018. Having been promoted with increasing responsibility, he most recently served as Corporate Controller for the past two years. Prior, Mr. Skidmore began his career at KPMG in audit for close to a decade serving both public and private clients in a variety of industries, including those in the industrial manufacturing sector. Mr. Skidmore earned his Bachelor of Science degree in accounting and finance from the University of Louisville and is a CPA.

Conference Call and Webcast

Charah Solutions will host a conference call at 8:30 a.m. ET on Tuesday, November 15, 2022, to discuss third quarter 2022 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

To participate live on this conference call, please register at https://conferencingportals.com/event/ITqMjowz. A confirmation email will be sent, including dial-in details and a Conference ID for entry. We recommend registering a minimum of 15 minutes before the scheduled start time of the call. Participants may also listen to the conference call via webcast by visiting the Investors section of the Charah Solutions website at ir.charah.com.

A webcast replay will be available on the Investors section of the Charah Solutions website at ir.charah.com after 11:30 a.m. ET on Tuesday, November 15, 2022. In addition, an audio replay will be available for one week following the call and will be accessible by dialing (800) 770-2030. The playback ID is 13653.

A supplementary presentation will also be available on the Investors section of the Charah Solutions website at ir.charah.com.

About Charah Solutions, Inc.

With more than 35 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct recycling to the power generation industry. Based in Louisville, Kentucky, Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. Charah Solutions assists utilities and independent power producers with all aspects of sustainably managing and recycling ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, structural fill projects, power plant remediation and site redevelopment. As a sustainability leader, Charah Solutions is dedicated to preserving our natural resources in an environmentally-conscious manner and is focused on developing innovative solutions for the betterment of the planet, the communities in which it operates and its customers. For more information, please visit www.charah.com or download our 2021 Environmental, Social and Governance (ESG) Report at charah.com/sustainability.

Charah Solutions Investor Contact	IR Agency Contact	Charah Solutions Media Contact
Joe Skidmore	Kirsten Chapman	Brad Mercer
Charah Solutions, Inc.	LHA Investor Relations	PriceWeber Marketing
(502) 245-1353	(415) 433-3777	(502) 777-3308
ir@charah.com	charah@lhai.com	media@charah.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “guidance,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the year ended December 31, 2021 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA margin are not financial measures determined in accordance with GAAP. Charah Solutions defines Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, interest expense, net, loss on extinguishment of debt, income taxes, depreciation and amortization, equity-based compensation, impairment expense (including inventory reserves), gain on change in contingent payment liability and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue.

Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure. Management excludes the items listed above from net loss attributable to Charah Solutions, Inc. in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within Charah Solutions’ industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss attributable to Charah Solutions, Inc. determined according to GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Charah Solutions’ Adjusted EBITDA presentation should not be construed as an indication that the Company’s results will be unaffected by the items excluded from Adjusted EBITDA. Charah Solutions’ computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. Charah Solutions uses Adjusted EBITDA margin to measure the Company’s business’s success in managing its cost base and improving profitability. A reconciliation between Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., Charah Solutions’ most directly comparable financial measure calculated and presented in accordance with GAAP, along with a calculation of the Company’s Adjusted EBITDA margin is included in the supplemental financial data attached to this press release.

The Company uses non-GAAP measures internally as a key performance measure of the results of operations for purposes of evaluating performance. These measures facilitate comparison of operating performance between periods and help investors better understand Company’s operating results by excluding certain items that may not be indicative of the Company’s core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to, or more meaningful than, net income or earnings per basic/diluted share (as determined in accordance with GAAP) as a measure of our operating results.

GUIDANCE LANGUAGE

This guidance is based on our current expectations of no material worsening of the COVID-19 pandemic, specifically including, but not limited to, no material customer work stoppages, no significant employee absences, no exacerbated supply chain or transportation issues and no government-mandated quarantines. Any worsening of the COVID-19 pandemic could materially affect our 2022 outlook. Although we have not experienced significant disruptions thus far from the pandemic due to the critical nature of our customers’ operations, the pandemic or any future major public health crisis could impact our business, consolidated results of operations and financial condition in the future. We are monitoring the impact on our business of current macroeconomic conditions, particularly with regard to the availability and cost of labor, and supply chain issues, particularly affecting transportation logistics and the availability of certain materials. We have observed an overall tightening and increasingly competitive labor market, although we have not experienced any material disruptions due to labor shortages. A sustained labor shortage or an increase in turnover, whether attributable to the COVID-19 pandemic or general macroeconomic conditions, could result in higher labor costs, for us or our subcontractors. Supply chain issues, including shortages of equipment, vehicles and construction supplies, affecting us or our subcontractors could increase our costs or cause delays in our ability to complete our projects. In addition, there are timing uncertainties associated with the startup of recently announced customer awards, including ERT awards. As with our 2021 results, the impact of weather, including hurricanes, excessive rain or moderate temperatures, could adversely affect our results.

CHARAH SOLUTIONS, INC.

Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$7,722	$24,266
Restricted cash	44,382	34,908
Trade accounts receivable, net	51,533	49,303
Contract assets	26,993	26,844
Inventory	6,899	6,289
Prepaid expenses and other current assets	8,314	6,113
Total current assets	145,843	147,723
Real estate, property and equipment, net	106,079	70,473
Goodwill	62,193	62,193
Intangible assets, net	47,610	53,531
Equity method investments	7	7
Other assets	10,153	10,180
Total assets	$371,885	$344,107

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	30,070	30,641
Contract liabilities	5,638	6,199
Capital lease obligations, current portion	9,529	6,979
Notes payable, current maturities	12,108	7,567
Asset retirement obligations, current portion	44,030	27,534
Accrued liabilities	25,354	36,874
Other current liabilities	1,101	460
Total current liabilities	127,830	116,254
Deferred tax liabilities	1,259	949
Contingent payments for acquisitions	1,950	1,950
Asset retirement obligations	32,742	14,879
Asset-based lending credit agreement	8,800	—
Capital lease obligations, less current portion	25,626	19,444
Notes payable, less current maturities	129,335	133,661
Term loan - Related party	16,000	—
Deferred gain and other liabilities	4,310	641
Total liabilities	347,852	287,778

Commitments and contingencies

Mezzanine equity
Series A Preferred Stock — $0.01 par value; 50,000 shares authorized, 26 shares issued and outstanding as of September 30, 2022 and December 31, 2021; aggregate liquidation preference of $36,006 and $32,712 as of September 30, 2022 and December 31, 2021, respectively	41,636	35,532

Stockholders’ equity
Retained losses	(129,681)	(94,679)
Common Stock — $0.01 par value; 200,000 shares authorized 33,722 and 33,408 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	337	334
Additional paid-in capital	111,482	114,880
Total stockholders’ equity	(17,862)	20,535
Non-controlling interest	259	262
Total equity	(17,603)	20,797
Total liabilities, mezzanine equity and stockholders’ equity	$371,885	$344,107

CHARAH SOLUTIONS, INC.

Condensed Consolidated Statement of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$81,540	$84,161	$224,701	$199,786
Cost of sales	(78,681)	(74,712)	(222,935)	(177,832)
Gross profit	2,859	9,449	1,766	21,954
General and administrative expenses	(9,493)	(9,396)	(27,683)	(28,080)
Gain on sales-type lease	—	—	—	5,568
Gains on sales of real estate, property and equipment, net	2,601	2,998	8,942	6,241
Gain on ARO settlement	978	1,127	4,986	1,127
Other operating expenses from ERT services	(5,847)	(817)	(9,100)	(2,114)
Impairment expense	—	(700)	—	(827)
Operating (loss) income	(8,902)	2,661	(21,089)	3,869
Interest expense, net	(4,534)	(3,541)	(13,574)	(10,090)
Loss on extinguishment of debt	—	(638)	—	(638)
Income (loss) from equity method investment	—	—	—	191
Loss before income taxes	(13,436)	(1,518)	(34,663)	(6,668)
Income tax (benefit) expense	(77)	203	342	432
Net loss	(13,359)	(1,721)	(35,005)	(7,100)
Less (loss) income attributable to non-controlling interest	—	(44)	(3)	30
Net loss attributable to Charah Solutions, Inc.	(13,359)	(1,677)	(35,002)	(7,130)
Deemed and imputed dividends on Series A Preferred Stock	(150)	(148)	(449)	(443)
Series A Preferred Stock dividends	(956)	(1,946)	(4,617)	(6,161)
Net loss attributable to common stockholders	$(14,465)	$(3,771)	$(40,068)	$(13,734)

Net loss attributable to common stockholders per common share:
Basic	$(0.43)	$(0.12)	$(1.19)	$(0.44)
Diluted	$(0.43)	$(0.12)	$(1.19)	$(0.44)

Weighted-average shares outstanding used in loss per common share:
Basic	33,722	32,277	33,592	30,955
Diluted	33,722	32,277	33,592	30,955

CHARAH SOLUTIONS, INC.

Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(35,005)	$(7,100)
Adjustments to reconcile net loss to net cash and restricted cash (used in) provided by operating activities:
Depreciation and amortization	20,398	18,578
Loss on extinguishment of debt	—	638
Paid-in-kind interest on long-term debt	—	2,844
Impairment expense	—	827
Amortization of debt issuance costs	1,732	590
Deferred income taxes	310	432
Gain on sales-type lease	—	(5,568)
Gains on sales of real estate, property and equipment	(8,664)	(7,638)
Income from equity method investment	—	(191)
Non-cash share-based compensation	2,371	1,767
Gain on interest rate swap	—	(190)
Interest rate swap settlement	—	(745)
Gain on ARO settlements	(4,986)	(1,127)
Realization of deferred gain on ERT project performance	(167)	—
Increase (decrease) in cash and restricted cash due to changes in:
Trade accounts receivable	(2,137)	5,288
Contract assets and liabilities	(710)	2,667
Inventory	(610)	(147)
Accounts payable	727	9,471
Asset retirement obligation	(25,133)	(4,654)
Other assets and liabilities	(13,863)	(13,714)
Net cash and restricted cash (used in) provided by operating activities	(65,737)	2,028

Cash flows from investing activities:
Net proceeds from the sales of real estate, property and equipment	11,951	10,114
Purchases of property and equipment	(3,655)	(7,024)
Cash and restricted cash received from ERT transaction	38,239	34,900
Payments of working capital adjustment and other items for the sale of subsidiary	—	(7,367)
Distribution received from equity method investment	—	1,015
Net cash and restricted cash provided by investing activities	46,535	31,638

Cash flows from financing activities:
Net proceeds on the line of credit	—	(12,003)
Proceeds on asset-based lending credit agreement	13,000	—
Payments on asset-based lending credit agreement	(4,200)	—
Proceeds from long-term debt	3,023	156,301
Proceeds on Term loan - Related party	16,000	—
Principal payments on long-term debt	(7,908)	(134,613)
Payments of debt issuance costs	(677)	(10,912)
Principal payments on capital lease obligations	(6,406)	(2,920)
Taxes paid related to net settlement of shares	(700)	(512)
Proceeds from issuance of common stock	—	13,000
Distributions to non-controlling interest	—	(165)
Net cash and restricted cash used in financing activities	12,132	8,176
Net (decrease) increase in cash and restricted cash	(7,070)	41,842
Cash and restricted cash, beginning of period	59,174	29,211
Cash and restricted cash, end of period	$52,104	$71,053

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$11,652	5,386
Cash paid during the period for taxes	98	831

CHARAH SOLUTIONS, INC.

Non-GAAP Reconciliation: Net Loss Attributable to Charah Solutions, Inc. to Adjusted EBITDA
(in thousands)
(Unaudited)

We define Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, interest expense, net, loss on extinguishment of debt, income taxes, depreciation and amortization, equity-based compensation, impairment expense (including inventory reserves), gain on change in contingent payment liability and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure.

The following table presents a reconciliation of Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, along with our Adjusted EBITDA margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net loss attributable to Charah Solutions, Inc.	$(13,359)	$(1,677)	$(35,002)	$(7,130)
Interest expense, net	4,534	3,541	13,574	10,090
Loss on extinguishment of debt	—	638	—	638
Income tax (benefit) expense	(77)	203	342	432
Depreciation and amortization	7,008	6,263	20,398	18,578
Equity-based compensation	834	769	2,371	1,767
Impairment expense	—	700	380	827
Transaction-related expenses and other items(1)	450	(73)	458	1,174
Adjusted EBITDA	$(610)	$10,364	$2,521	$26,376
Adjusted EBITDA margin(2)	(0.7)%	12.3%	1.1%	13.2%

(1)	Represents expenses associated with the Amendment to the Credit Facility, non-recurring legal costs and expenses and other miscellaneous items.

(2)
Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.